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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated April 15, 2003, relating to the financial statements of Rydex S&P Equal Weight ETF, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountant and Custodian" in such Registration Statement.


PricewaterhouseCoopers LLP

Baltimore, Maryland
April 17, 2003